UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	NASDAQ Global Select Market
Class B common stock, $0.01 par value	METCB	NASDAQ Global Select Market
9.00% Senior Notes due 2026	METCL	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 3, 2024, Ramaco Resources, Inc. (the “Company”) entered into a First Amendment Agreement (the “First Amendment Agreement”) by and among the (i) the Company, Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC, Ramaco Resources Land Holdings, LLC, Ramaco Coal, Inc.,

Maben Coal LLC, Carbon Resources Development, Inc., and Ramaco Coal, LLC; (ii) KeyBank National Association, as administrative agent and lender; (iii) Cadence Bank, as lender, (iv) Associated Bank, National Association, as lender; (v) City National Bank, as lender; (v) Star Financial Bank, as lender; and (iv) Trustmark National Bank, as lender.

The First Amendment Agreement amended that certain Second Amended and Restated Credit and Security Agreement (“Credit Agreement”) dated February 15, 2023, by and among: (i) KeyBank National Association, as administrative agent, collateral agent, lender, swing line lender and issuer; (ii) KeyBanc Capital Markets, Inc., as lead arranger and sole book runner; (iii) Cadence Bank, as syndication agent, (iv) Associated Bank, National Association and City National Bank as Co-Documentation Agents; (v) such other lenders that are now or hereafter become a party thereto; and (v) the Company, Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC, Ramaco Resources Land Holdings, LLC, Maben Coal LLC, Carbon Resources Development, Inc., Ramaco Coal, Inc., and Ramaco Coal, LLC (collectively, the “Borrowers”) in order to, among other things, increase the Company’s overall credit facility (as amended, the “Amended Credit Facility”) under the Credit Agreement (as amended, the “Amended Credit Agreement”) to $275.0 million, consisting of an initial aggregate revolving commitment of the lenders of $200.0 million and an accordion feature of $75.0 million, subject to the terms and conditions of the Amended Credit Agreement, including the lenders’ consent.

The Amended Credit Facility has a maturity date of May 3, 2029. Borrowings under the Amended Credit Facility may not exceed the borrowing base as determined pursuant to an amended formula set forth in the Amended Credit Agreement.

Revolving loans under the Amended Credit Agreement bear interest at either the base rate plus 2.00% or the secured overnight financing rate plus 2.50%. The base rate equals the highest of (i) the administrative agent’s prime rate, (ii) the Federal Funds Effective Rate plus 0.5%, or (iii) 3.00%. All revolving loans bear interest based on the secured overnight financing rate unless the borrowers elect to convert them to loans based on the base rate pursuant to the Amended Credit Agreement. The terms of the Amended Credit Agreement include covenants limiting, among other things, the ability of the Borrowers to incur additional indebtedness, make investments or loans, incur liens, consummate mergers and similar fundamental changes, make restricted payments, and enter into transactions with affiliates. The Amended Credit Agreement also contains a financial covenant that requires the Borrowers to maintain a fixed charge coverage ratio, on a consolidated basis, of not less than 1.10:1.00 calculated as of the last day of the fiscal quarter ending on March 31, 2023 and as of the last day of each fiscal quarter thereafter.

The Amended Credit Agreement includes events of default relating to certain matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross-payment default and cross acceleration with respect to indebtedness in an aggregate principal amount in excess of $250,000; bankruptcy; judgments involving liability in excess of $500,000 that are not paid; and change of control. Certain events of default are subject to customary notice and cure periods.

The Amended Credit Agreement also includes, among other things, (i) a new administrative agent fee; (ii) revised definitions of “Collateral”, “Eligible Cash and Cash Equivalents”, and “Excluded Capital Expenditures” among others; (iii) an agreement that each subsidiary of Ramaco Coal, LLC, (a) become a borrower or guarantor, (b) become jointly and severally liable for the obligations under the Amended Credit Agreement and (c) that the equity interest of such subsidiaries shall be pledged to Agent for the benefit of the Agent and the Lenders; and (iv) revised restrictions on capital distributions.

The above description of the material terms and conditions of the First Amendment Agreement and Amended Credit Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On May 8, 2024, the Company announced that its board of directors approved and declared a cash dividend of $0.1375 per share of Class A common stock, and a cash dividend of $0.2376 per share of Class B common stock, each payable on June 15, 2024, to shareholders of record for each respective class of securities as of June 1, 2024.

The information set forth in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	First Amendment Agreement, dated May 3, 2024, by and among Ramaco Resources, Inc., Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC, Ramaco Resources Land Holdings, LLC, Ramaco Coal, Inc., Maben Coal LLC, Carbon Resources Development, Inc., Ramaco Coal, LLC, as borrowers, the lenders party thereto, and KeyBank National Association as agent and lender (amending the Second Amended and Restated Credit and Security Agreement, dated February 15, 2023, by and among Ramaco Resources, Inc., the other borrowers party thereto, the lenders party thereto, and KeyBank National Association, as agent, lender, swing line lender and the issuer).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: May 8, 2024